As filed with the Securities and Exchange Commission on July 12, 2022.
File No. 001-41370
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3 to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
FTAI Infrastructure LLC*
(Exact name of Registrant as specified in its charter)
Delaware	87-4407005
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(212) 798-6100
(Registrant’s telephone number, including area code)
Kevin Krieger, Esq.
BoHee Yoon, Esq.
c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(212) 798-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Joseph A. Coco, Esq.
Michael J. Schwartz, Esq.
Blair T. Thetford, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
(212) 735-3000
Securities registered or to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
*
The registrant is currently a Delaware limited liability company named FTAI Infrastructure LLC. Prior to the closing of this transaction, the registrant will be converted to a Delaware corporation and change its name to FTAI Infrastructure Inc.

FTAI INFRASTRUCTURE LLC
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1. Business.
The information required by this item is contained in the sections of the Information Statement entitled “Summary,” “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Those sections are incorporated herein by reference.
Item 2. Financial Information.
The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Combined Consolidated Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.
Item 3. Properties.
The information required by this item is contained under the section of the Information Statement entitled “Business—Properties.” That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the Information Statement entitled “Principal Stockholders.” That section is incorporated herein by reference.
Item 5. Directors and Executive Officers.
The information required by this item is contained under the sections of the Information Statement entitled “Management” and “Our Manager and Management Agreement.” Those sections are incorporated herein by reference.
Item 6. Executive Compensation.
The information required by this item is contained under the sections of the Information Statement entitled “Management—Executive Officer Compensation,” “Management—FTAI Infrastructure Nonqualified Stock Option and Incentive Award Plan” and “Our Manager and Management Agreement.” Those sections are incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions.
The information required by this item is contained under the sections of the Information Statement entitled “Management,” “Our Manager and Management Agreement” and “Certain Relationships and Related Party Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.
The information required by this item is contained under the section of the Information Statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.
Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the Information Statement entitled “Summary—Questions and Answers About FTAI Infrastructure and the Spin-Off,” “Our Spin-off from FTAI,” “Dividend Policy” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
Not applicable.
Item 11. Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the section of the Information Statement entitled “Our Spin-Off from FTAI” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
The information required by this item is contained under the section of the Information Statement entitled “Description of Our Capital Stock—Limitations on Liability and Indemnification of Directors and Officers.” That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Combined Consolidated Financial Information” and “Index to Consolidated and Combined Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
Not applicable.
Item 15. Financial Statements and Exhibits.
(a) Financial Statements
The information required by this item is contained under the sections of the Information Statement entitled “Unaudited Pro Forma Combined Consolidated Financial Information” and “Index to Consolidated and Combined Financial Statements” (and the financial statements and related notes referenced therein). Those sections and the financial statements and related notes referenced therein are incorporated herein by reference.

(b) Exhibits
See below.
The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Description
2.1**	Separation and Distribution Agreement between FTAI Infrastructure Inc. and Fortress Transportation and Infrastructure Investors LLC.
3.1**	Amended and Restated Certificate of Incorporation of FTAI Infrastructure Inc.
3.2*	Amended and Restated Bylaws of FTAI Infrastructure Inc.
3.3**	Form of Certificate of Designations of Series A Preferred Stock of FTAI Infrastructure Inc.
4.1*	Indenture, dated as of July 7, 2022, between FTAI Infra Escrow Holdings, LLC and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.
10.1**	Form of Management and Advisory Agreement between FTAI Infrastructure Inc. and FIG LLC.
10.2**	Form of Indemnification Agreement by and between FTAI Infrastructure Inc. and its directors and officers.
10.3**†	Form of FTAI Infrastructure Inc. Nonqualified Stock Option and Incentive Award Plan.
10.4**†	Form of Award Agreement pursuant to the FTAI Infrastructure Inc. Nonqualified Stock Option and Incentive Award Plan.
10.5**†	Form of Director Award Agreement pursuant to the FTAI Infrastructure Inc. Nonqualified Stock Option and Incentive Plan.
10.6**	Form of Registration Rights Agreement among FTAI Infrastructure Inc., FIG LLC and Fortress Transportation and Infrastructure Master GP LLC.
10.7
Engineering, Procuring and Construction Agreement dated as of February 15, 2019, between Long Ridge Energy Generation LLC and Kiewit Power Constructors Co. (incorporated by reference to Exhibit 10.17 of Fortress Transportation and Infrastructure Investors LLC’s Quarterly Report on Form 10-Q, filed on May 3, 2019).

10.8
Purchase and Sale of Power Generation Equipment and Related Services Agreement dated as of February 15, 2019, between Long Ridge Energy Generation LLC and General Electric Company (incorporated by reference to Exhibit 10.18 of Fortress Transportation and Infrastructure Investors LLC's Quarterly Report on Form 10-Q, filed on May 3, 2019).

10.9
First Lien Credit Agreement dated as of February 15, 2019, among Ohio River PP Holdco LLC, Ohio Gasco LLC, Long Ridge Energy Generation LLC, the lenders and issuing banks from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent (incorporated by reference to Exhibit 10.19 of Fortress Transportation and Infrastructure Investors LLC’s Quarterly Report on Form 10-Q, filed on May 3, 2019).

10.10
Second Lien Credit Agreement dated as of February 15, 2019, among Ohio River PP Holdco LLC, Ohio Gasco LLC, Long Ridge Energy Generation LLC, the lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent (incorporated by reference to Exhibit 10.20 of Fortress Transportation and Infrastructure Investors LLC’s Quarterly Report on Form 10-Q, filed on May 3, 2019).

10.11
Credit Agreement, dated as of February 11, 2020, among Jefferson 2020 Bond Borrower LLC, as the borrower and Fortress Transportation and Infrastructure Investors LLC, acting through one or more affiliates, as the lender (incorporated by reference to Exhibit 10.15 of Fortress Transportation and Infrastructure Investors LLC’s Quarterly Report on Form 10-Q, filed on May 1, 2020).

10.12
Senior Loan Agreement, dated as of February 1, 2020, between Port of Beaumont Navigation District of Jefferson County, Texas, as issuer and Jefferson 2020 Bond Borrower LLC, as borrower (incorporated by reference to Exhibit 10.16 of Fortress Transportation and Infrastructure Investors LLC’s Quarterly Report on Form 10-Q, filed on May 1, 2020).

10.13
Deed of Trust, Security Agreement, Financing Statement and Fixture Filing, dated February 1, 2020, from Jefferson 2020 Bond Borrower LLC, as grantor, and Jefferson 2020 Bond Lessee LLC, as grantor, to Ken N. Whitlow, as Deed of Trust Trustee for the benefit of Deutsche Bank National Trust Company, as beneficiary (incorporated by reference to Exhibit 10.17 of Fortress Transportation and Infrastructure Investors LLC’s Quarterly Report on Form 10-Q, filed on May 1, 2020).

Exhibit Number	Exhibit Description
10.14
Amended and Restated Lease and Development Agreement, effective as of January 1, 2020, by and between Port of Beaumont Navigation District of Jefferson County, Texas, as lessor, and Jefferson 2020 Bond Lessee LLC, as lessee (incorporated by reference to Exhibit 10.18 of Fortress Transportation and Infrastructure Investors LLC’s Quarterly Report on Form 10-Q, filed on May 1, 2020).

10.15
Membership Interest Purchase Agreement, dated June 7, 2021, by and between United States Steel Corporation and Percy Acquisition LLC (incorporated by reference to Exhibit 10.1 of Fortress Transportation and Infrastructure Investors LLC’s Current Report on Form 8-K, filed on June 8, 2021).

10.16
Railway Services Agreement, dated July 28, 2021, by and among United States Steel Corporation, Transtar, LLC, Delray Connecting Railroad Company, Fairfield Southern Company, Inc., Gary Railway Company, Lake Terminal Railroad Company, Texas & Northern Railroad Company and Union Railroad Company, LLC (incorporated by reference to Exhibit 10.22 of Fortress Transportation and Infrastructure Investors LLC’s Quarterly Report on Form 10-Q, filed on July 29, 2021).

10.17**#	Form of Subscription Agreement
10.18**	Form of Investors' Rights Agreement
10.19**	Form of Warrant Agreement
21.1**	List of Subsidiaries of FTAI Infrastructure Inc.
99.1*	Information Statement of FTAI Infrastructure Inc., subject to completion, dated July 12, 2022.
*	Filed herewith.
**	Previously filed.
†	Management contract or compensatory plan or arrangement.
#
Schedules and/or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
FTAI Infrastructure LLC

By:	/s/ Kenneth J. Nicholson
	Name:	Kenneth J. Nicholson
	Title:	Chief Executive Officer and President
Date: July 12, 2022